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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
and Shareholders of MetLife, Inc.:

We consent to the incorporation by reference in Registration Statement No. 333-37108 of MetLife, Inc. on Form S-8 and Registration Statement Nos. 333-61282, 333-61282-01, 333-61282-02 and 333-62782 of MetLife, Inc. on Form
S-3, of our report dated June 14, 2002, appearing in the Annual Report on Form 11-K of the Savings and Investment Plan for Employees of Metropolitan Life Insurance Company and Participating Affiliates for the year ended December 31, 2001.

Deloitte & Touche LLP
New York, New York
June 27, 2002